EXHIBIT 23.1

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of The CHALONE Wine Group, Ltd. on Form S-3 of our report dated March 11, 1994, appearing in the Annual Report on Form 10-K of The CHALONE Wine Group, Ltd. for the year ended December 31, 1993.

         We also consent to the reference to us under heading "Experts" in this Registration Statement.


/s/  DELOITTE & TOUCHE LLP
-------------------------------
     Deloitte & Touche LLP


January 31, 1995